Exhibit 99.1

FOR IMMEDIATE RELEASE

American Realty Capital Daily Net Asset Value Trust to Provide Investors with Liquidity Event

REIT Announces Plan to Sell Assets, Providing Net Proceeds to Investors;

Special Meeting of Stockholders to Be Held on Tuesday, September 1, 2015

New York, New York, August 5, 2015 - American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC Daily NAV” or the “Company”), a publicly registered non-traded real estate investment trust which has acquired a $35 million portfolio of properties net leased long term to high credit quality tenants, announced today its intention to sell all 14 of its assets and return the proceeds to its investors. The Company will hold a special meeting of stockholders on Tuesday, September 1, 2015, for the express purpose of considering and voting upon a proposal to approve the sale of all or substantially all of the Company’s assets, its liquidation, and its dissolution, pursuant to a plan of liquidation. The Company’s Form 8-K and proxy statement will be available at www.arcdailynav.com.

As of June 30, 2015, the Company’s portfolio consisted of the following 14 assets:

Portfolio Property	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term (1)	Annualized Rental Income on a Straight-Line Basis (2)	Annualized Rental Income per Square Foot(2)
Family Dollar	Jan. 2012	2	16,000	6.5	$138	$8.63
Dollar General	Jan. 2012	1	9,013	11.4	83	9.21
Family Dollar II	Jan. 2012	1	8,320	6.0	90	10.82
FedEx	Mar. 2012	1	111,865	11.6	1,518	13.57
Circle K	May 2012	1	3,050	8.8	157	51.48
Dollar General II	Oct. 2012	1	9,002	12.3	90	10.00
Dollar General III	Dec. 2012	1	9,014	12.4	81	8.99
Dollar General IV	Mar. 2013	1	9,026	12.8	83	9.20
O’Reilly Auto	Jul. 2013	1	6,800	11.5	75	11.03
Advance Auto	Sep. 2013	1	7,000	8.5	53	7.57
Davita Dialysis	Oct. 2013	1	5,934	8.7	59	9.94
FedEx II	Dec. 2013	1	7,392	8.3	152	20.56
Goodyear Tire	Jun. 2014	1	6,948	9.0	137	19.72
		14	209,364	10.6	$2,716	$12.97

(1)	Calculated on a weighted-average basis.
(2)	Annualized rental income on a straight-line basis is rental income on a straight-line basis, which includes the effect of tenant concessions such as free rent, as applicable.

As part of the liquidity plan and as referenced in its Form 8-K filed today, the Company will suspend its distributions, its distribution reinvestment plan (the “DRIP”) and its share repurchase plan (the “SRP”) immediately.

Investors received a final distribution payment for the month of July 2015 on August 3, 2015, in the amount of $0.05351 per share held.

William M. Kahane, Chief Executive Officer, ARC Daily NAV commented, “Based on current market conditions and the strong performance of these assets, we believe now is the optimal time to seek liquidity for this net lease portfolio and are pleased to have delivered investors an uninterrupted stream of cash distributions throughout the life of the REIT.”

About ARC Daily Net Asset Value

ARC Daily NAV is a publicly registered, non-traded real estate investment program. Additional information about ARC Daily NAV can be found on its website at www.arcdailynav.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as "will," "should," "may," "anticipate," "believe," "expect" and "intend" indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including those set forth in the Risk Factors section of ARC Daily NAV’s Annual Report on Form 10-K filed on March 31, 2015, which is available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and ARC Daily NAV undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Contacts:
Anthony J. DeFazio	Andrew G. Backman	William M. Kahane
DDCworks	Managing Director	Chief Executive Officer
tdefazio@ddcworks.com	Investor Relations/Public Relations	ARC Daily Net Asset Value Trust, Inc.
(484) 342-3600	abackman@arlcap.com	wkahane@arlcap.com
	(917) 475-2135	(212) 415-6500